Exhibit 99.4

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following tables show selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of National Bank Holdings Corporation (“NBHC”), including per share data, after giving effect to the merger with Bancshares of Jackson Hole Incorporated (“BOJH”) and other pro forma adjustments. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with U.S. generally accepted accounting principles (“GAAP”) and that the assets and liabilities of BOJH will be recorded by NBHC at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined statement of financial condition gives effect to the transaction as if the transaction had occurred on June 30, 2022. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022, and the year ended December 31, 2021, give effect to the transaction as if the transaction had become effective on January 1, 2021.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized. Given the recent volatility in the interest rate environment, material changes in the fair value estimates may occur. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available. The BOJH consolidated unaudited condensed financial information have been reclassified to conform to the current NBHC presentation.

NATIONAL BANK HOLDINGS CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

June 30, 2022

(In thousands, except per share and per share data)

	NBHC	BOJH	Pro Forma		Pro Forma
	Consolidated	Consolidated	Adjustments		Combined
ASSETS
Cash and cash equivalents	$448,375	$274,731	$(62,385)	A,B	$660,721
Investment securities available-for-sale (at fair value)	805,858	2,029	—		807,887
Investment securities held-to-maturity	582,650	222,415	(34,030)	C	771,035
Non-marketable securities	59,754	4,314	—		64,068
Loans	4,817,070	1,123,736	(40,914)	D	5,899,892
Allowance for credit losses	(50,860)	(12,058)	(2,252)	E	(65,170)
Loans, net	4,766,210	1,111,678	(43,166)		5,834,722
Loans held for sale	48,816	2,619	—		51,435
Other real estate owned	4,992	—	—		4,992
Premises and equipment, net	103,690	26,584	3,522	F	133,796
Goodwill	115,027	540	124,659	G	240,226
Intangible assets, net	14,568	—	26,141	H,I	40,709
Other assets	218,059	21,291	14,498	J,K	253,848
Total assets	$7,167,999	$1,666,201	$29,239		$8,863,439
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,454,740	$549,237	$—		$3,003,977
Interest bearing demand deposits	597,000	275,964	—		872,964
Savings and money market	2,364,681	620,895	—		2,985,576
Time deposits	777,977	80,995	501	L	859,473
Total deposits	6,194,398	1,527,091	501		7,721,990
Securities sold under agreements to repurchase	24,396	—	—		24,396
Long-term debt, net	39,532	14,733	(1,663)	M	52,602
Other liabilities	94,122	5,114	3,991	N	103,227
Total liabilities	6,352,448	1,546,938	2,830		7,902,216
Shareholders’ equity:
Total shareholders’ equity	815,551	119,263	26,409	O	961,223
Total liabilities and shareholders’ equity	$7,167,999	$1,666,201	$29,239		$8,863,439

Common shares outstanding	30,075,175	—	4,391,964		34,467,139

NATIONAL BANK HOLDINGS CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2022

(In thousands, except per share and per share data)

	NBHC	BOJH	Pro Forma		Pro Forma
	Consolidated	Consolidated	Adjustments		Combined
Interest and dividend income:
Interest and fees on loans	$95,832	$21,778	$4,091	P	$121,701
Interest and dividends on investment securities	10,735	1,805	3,403	Q	15,943
Dividends on non-marketable securities	420	86	—		506
Interest on interest-bearing bank deposits	1,374	483	—		1,857
Total interest and dividend income	108,361	24,152	7,494		140,007
Interest expense:
Interest on deposits	5,016	905	(89)	R	5,832
Interest on borrowings	667	412	151	S	1,230
Total interest expense	5,683	1,317	62		7,062
Net interest income before provision for loan losses	102,678	22,835	7,432		132,945
Provision expense for loan losses	2,182	450	—		2,632
Net interest income after provision for loan losses	100,496	22,385	7,432		130,313
Non-interest income:
Service charges	7,666	311	—		7,977
Bank card fees	8,664	33	—		8,697
Mortgage banking income	16,614	536	—		17,150
Bank-owned life insurance income	1,072	111	—		1,183
Other non-interest income	1,800	3,525	—		5,325
Total non-interest income	35,816	4,516	—		40,332
Non-interest expense:
Salaries and benefits	58,112	10,061	—		68,173
Occupancy and equipment	13,061	1,773	(4)	U	14,830
Telecommunications and data processing	4,834	1,213	(82)	U	5,965
Marketing and business development	1,347	514	—		1,861
FDIC deposit insurance	968	429	—		1,397
Bank card expenses	2,666	5	—		2,671
Professional fees	2,300	(361)	(824)	U	1,115
Other non-interest expense	5,717	2,192	(47)	U	7,862
Problem asset workout	307	—	—		307
Gain on OREO sales, net	(270)	—	—		(270)
Intangible asset amortization	592	—	1,307	V,W	1,899
Total non-interest expense	89,634	15,826	349		105,809
Income before income taxes	46,678	11,075	7,083		64,836
Income tax expense	7,964	2,503	1,629	X	12,096
Net income	$38,714	$8,572	$5,454		$52,740
Earnings per share—basic	$1.28				$1.53
Earnings per share—diluted	$1.27				$1.51
Weighted average number of common shares outstanding:
Basic	30,173,338		4,391,964		34,565,302
Diluted	30,492,613		4,391,964		34,884,577

NATIONAL BANK HOLDINGS CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2021

(In thousands, except per share and per share data)

	NBHC	BOJH	Pro Forma		Pro Forma
	Consolidated	Consolidated	Adjustments		Combined
Interest and dividend income:
Interest and fees on loans	$181,816	$39,679	$8,183	P	$229,678
Interest and dividends on investment securities	17,325	3,147	6,806	Q	27,278
Dividends on non-marketable securities	838	154	—		992
Interest on interest-bearing bank deposits	986	255	—		1,241
Total interest and dividend income	200,965	43,235	14,989		259,189
Interest expense:
Interest on deposits	13,602	1,775	(178)	R	15,199
Interest on borrowings	219	938	302	S	1,459
Total interest expense	13,821	2,713	124		16,658
Net interest income before provision for loan losses	187,144	40,522	14,864		242,530
Provision (release) expense for loan losses	(9,293)	750	11,912	T	3,369
Net interest income after provision for loan losses	196,437	39,772	2,952		239,161
Non-interest income:
Service charges	14,894	537	—		15,431
Bank card fees	17,693	150	—		17,843
Mortgage banking income	63,360	2,128	—		65,488
Bank-owned life insurance income	2,208	230	—		2,438
Other non-interest income	12,174	3,010	—		15,184
OREO-related income	35	—	—		35
Total non-interest income	110,364	6,055	—		116,419
Non-interest expense:
Salaries and benefits	127,504	19,661	—		147,165
Occupancy and equipment	25,283	3,483	—		28,766
Telecommunications and data processing	9,310	2,307	—		11,617
Marketing and business development	2,509	846	—		3,355
FDIC deposit insurance	1,850	631	—		2,481
Bank card expenses	5,177	13	—		5,190
Professional fees	5,423	1,203	—		6,626
Other non-interest expense	12,003	3,636	—		15,639
Problem asset workout	2,063	4	—		2,067
Gain on OREO sales, net	(475)	—	—		(475)
Intangible asset amortization	1,183	—	2,514	V,W	3,697
Total non-interest expense	191,830	31,784	2,514		226,128
Income before income taxes	$114,971	$14,043	$438		$129,452
Income tax expense	21,365	2,766	101	X	24,232
Net income	$93,606	$11,277	$338		$105,221
Income per share—basic	$3.04				$3.00
Income per share—diluted	$3.01				$2.97
Weighted average number of common shares outstanding:
Basic	30,727,566		4,391,964		35,119,530
Diluted	31,068,159		4,391,964		35,460,123

Pro Forma Adjustments Footnotes

The following pro forma adjustments are reflected in the unaudited pro forma combined financial information. All taxable adjustments were calculated using a 23% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change:

A – To record purchase price consideration of $51.0 million.

B – To record reduction for cash paid for non-controlling interest totaling $2.8 million. Adjustment also includes estimated transaction costs of $9.3 million, net of tax of $2.3 million, and the disposition of fixed assets totaling $0.7 million.

C – To record estimated fair value adjustment on held-to-maturity investments. The fair value adjustment is estimated to be accreted on a straight line basis over a five-year remaining life.

D – To record estimated fair value adjustment on loans based on a $40.9 million net discount related to interest rate and credit adjustments of the acquired portfolio. The fair value adjustment is estimated to be accreted over an estimated five-year remaining life of the respective loans in a manner that approximates level yield.

E – To eliminate BOJH allowance for loan losses of $12.1 million and to record Day 1 allowance for credit losses of $14.3 million.

F – To record estimated fair value adjustment on premises and equipment of $4.2 million, offset by $0.7 million of equipment dispositions.

G – To record estimate of goodwill that will be recognized as part of the transaction. See the allocation of purchase price at Note 3.

H – To record estimate of core deposit intangible asset totaling $25.1 million which is estimated to be amortized on a straight line basis over 10 years.

I – To record estimated fair value adjustment on wealth management intangible of $1.0 million which is estimated to be amortized on a straight line basis over 10 years.

J – To record adjustment to deferred tax asset of $10.5 million related to the pro forma adjustments.

K – To record estimated right-of-use lease asset of $4.0 million, related to the target bank’s adoption of ASC Topic 842.

L – To record estimated fair value adjustment on time deposits which is estimated to be accreted on a straight line basis over a five-year remaining life.

M – To record estimated fair value adjustment on subordinated debt which is estimated to be amortized on a straight line basis over an estimated five-year remaining life.

N – To record estimated lease liability of $4.0 million, related to the target bank’s adoption of ASC Topic 842.

O – To eliminate BOJH stockholders’ equity of $119.3 million, including the buyout of a $1.4 million non-controlling interest, and to record re-issuance of 4.4 million shares of NBHC’s treasury stock at cost totaling $162.5 million, including a gain on the re-issuance of treasury stock of $78.2 million included in additional paid-in capital. Adjustment also includes estimated NBH transaction costs of $6.2 million, net of tax of $1.7 million and Day 1 provision expense of $9.2 million, net of tax of $2.7 million.

P – To record accretion of the loan portfolio fair value adjustment. The fair value adjustment is estimated to be accreted over an estimated five-year remaining life in a manner that approximates level yield.

Q – To record estimated accretion from fair value adjustment on held-to-maturity investments. The fair value adjustment is estimated to be accreted on a straight line basis over an estimated five-year remaining life.

R – To record estimated accretion of the time deposits fair value adjustment. The fair value adjustment is estimated to be accreted on a straight line basis over an estimated five-year remaining life.

S – To record estimated amortization of the fair value adjustment on subordinated debt. The fair value adjustment is estimated to be amortized on a straight line basis over an estimated five-year remaining life.

T – To record $11.9 million Day 1 allowance for credit losses provision expense within the CECL model.

U – To record elimination of directly attributable transaction costs incurred during the six months ended June 30, 2022 of $1.0 million.

V – To record estimated amortization of core deposit intangible asset of $1.3 million and $2.5 million during the six months ended June 30, 2022 and year ended December 31, 2021, respectively. The core deposit intangible asset is estimated to be amortized on a straight line basis over ten years.

W – To record estimated amortization of wealth management intangible asset of $50 thousand and $100 thousand during the six months ended June 30, 2022 and year ended December 31, 2021, respectively. The wealth management intangible asset is estimated to be amortized on a straight line basis over a five-year life.

X – To record tax effect at a marginal rate of 23%.

Note 1 Basis of Presentation

NBHC completed the acquisition of BOJH on October 1, 2022, with total consideration a mix of approximately 76% common stock and 24% cash. The acquisition is accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of BOJH presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the merger date and as if the transaction had been effective on January 1, 2021 for statements of operations data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Note 2 Purchase Price

NBHC completed the acquisition of BOJH on October 1, 2022. Pursuant to the merger agreement, BOJH shareholders received $45.5million in cash and 4.4 million shares of NBHC common stock, with a closing price of $36.99 on September 30, 2022 implying a total value of $213.4 million. Of the consideration to be received by BOJH shareholders in connection with the Merger, 231,317 shares of the Company’s Class A common stock (approximately $8.6 million based on the Company’s closing stock price on September 30, 2022) will be held in escrow to support certain indemnification obligations under the Merger Agreement (the “Stock Escrow”), and $200,000 will be held in escrow to serve as security for reimbursement of the expenses incurred by Thomas Biolchini as the representative of BOJH under the Merger Agreement (the “Cash Escrow”). NBHC also paid approximately $5.5 million in option cancellation payments to the holders of BOJH stock options.

Note 3 Allocation of Purchase Price

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of BOJH based on their estimated fair value as of the closing of the transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma unaudited financial statements are based upon available information and certain assumptions considered reasonable may be revised as additional information becomes available.

The following are the pro forma adjustments made to record the acquisition and adjust BOJH assets and liabilities to their estimated fair values at June 30, 2022.

(in thousands)
Purchase price allocation:
NBHC common stock paid at a closing price of $36.99 as of September 30, 2022	$162,459
Cash paid to seller	50,989
Purchase price	213,448
Allocated to:
Historical book value of BOJH assets and liabilities as of June 30, 2022	117,853
Less: Transaction expenses incurred by BOJH, net of tax	(3,063)
Adjusted net historical book value of BOJH assets and liabilities	114,790
Adjustments to record assets and liabilities at fair value:
Investment securities	(34,030)
Loans	(43,312)
Allowance for credit losses	12,058
Premises and equipment	4,213
Intangible assets	26,141
Deferred taxes	7,767
Other assets	3,991
Time deposits	(501)
Long-term debt, net	1,663
Other liabilities	(3,991)
Preliminary pro forma goodwill	$124,659